AMENDED AND RESTATED
                                   SCHEDULE C
                                       TO
                       THE ADVISORS' INNER CIRCLE FUND II
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                           CHAMPLAIN FAMILY OF FUNDS


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                                         INSTITUTIONAL SHARES     ADVISOR SHARES
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Champlain Small Company Fund                      X                     X
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Champlain Mid Cap Fund                            X                     X
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Champlain All Cap Fund                                                  X
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Champlain Emerging Markets Fund                   X                     X
--------------------------------------------------------------------------------